Exhibit 10.1

TRIQUINT SEMICONDUCTOR, INC.

1996 STOCK INCENTIVE PROGRAM (1)

(AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 2005)

1. Purposes of the Program. The purposes of this Stock Incentive Program are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees, Consultants and certain Outside Directors of the Company and to promote the success of the Company’s business.

The Program permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards at the discretion of the Administrator and as reflected in the terms of the Award Agreement. The Program also provides for automatic grants of Nonstatutory Stock Options to Outside Directors who are neither representatives nor employees or stockholders owning more than one percent (1%) of the outstanding shares of the Company.

2. Definitions. As used herein, the following definitions shall apply:

(a) “ Administrator ” shall mean the Board or any of its Committees as shall be administering the Program, in accordance with Section 4 of the Program.

(b) “ Annual Director Grant ” shall mean the Complete Annual Director Grant and the Partial Annual Director Grant, collectively.

(c) “ Applicable Laws ” means the requirements relating to the administration of equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Program.

(d) “ Award ” means, individually or collectively, a grant under the Program of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e) “ Award Agreement ” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Program including an Option Agreement. The Award Agreement is subject to the terms and conditions of the Program.

(f) “ Board ” shall mean the Board of Directors of the Company.

(g) “ Chairman Grant ” shall mean the automatic Option grant made to the Company’s Chairman of the Board pursuant to Section 8(e).

(h) “ Code ” shall mean the Internal Revenue Code of 1986, as amended.

(i) “ Committee ” shall mean a Committee appointed by the Board of Directors in accordance with Section 4 of the Program.

(j) “ Common Stock ” shall mean the Common Stock of the Company.

(k) “ Company ” shall mean TriQuint Semiconductor, Inc., a Delaware corporation.

(1)

The 1996 Stock Incentive Program has been amended and restated to reflect the proposed amendments approved by the Board of Directors in February 2005, which amendments are set forth in Proposal Two of the Proxy Statement for approval by the stockholders at the 2005 Annual Meeting.

(l) “ Complete Annual Director Grant ” shall mean the automatic Option grant made to the Outside Directors pursuant to Section 8(c).

(m) “ Consultant ” shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services; provided that the term Consultant shall not include directors who are not compensated for their services; or are paid only a director’s fee by the Company.

(n) “ Continuous Status as an Employee, Consultant or Outside Director ” shall mean the absence of any interruption or termination of service as an Employee, Consultant or Outside Director. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator.

(o) “ Determination Date ” means the latest possible date that will not jeopardize the qualification of an Award granted under the Program as “performance-based compensation” under Section 162(m) of the Code.

(p) “ Director ” shall mean a member of the Board.

(q) “ Employee ” shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(r) “ Exchange Act ” shall mean the Securities Exchange Act of 1934, as amended.

(s) “ Incentive Stock Option ” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t) “ Initial Director Grant ” shall mean the automatic Option grant made to an Outside Director pursuant to Section 8(b).

(u) “ Nonstatutory Stock Option ” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “ Officer ” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “ Option ” shall mean a stock option granted pursuant to the Program.

(x) “ Option Agreement ” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Program.

(y) “ Optioned Stock ” shall mean the Common Stock subject to an Award.

(z) “ Optionee ” shall mean an Employee, Consultant or Outside Director who holds an outstanding Option.

(aa) “ Outside Director ” shall mean a member of the Board of Directors of the Company who is not an Employee.

(bb) “ Parent ” shall mean a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “ Partial Director Annual Grant ” shall mean the automatic Option grant made to an Outside Director on a date other than the date of an annual meeting of the Company’s stockholders pursuant to Section 8(d).

(dd) “ Participant ” means the holder of an outstanding Award including an Optionee.

(ee) “ Performance Period ” means any fiscal year of the Company or such other period as determined by the Administrator in its sole discretion.

(ff) “ Performance Share ” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 12.

(gg) “ Performance Unit ” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 12.

(hh) “ Period of Restriction ” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ii) “ Program ” shall mean this 1996 Stock Incentive Program.

(jj) “ Restricted Stock ” means Shares issued pursuant to a Restricted Stock award under Section 9 of the Program, or issued pursuant to the early exercise of an Option.

(kk) “ Restricted Stock Unit ” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 10. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll) “ Retirement ” shall mean the termination of a Participant’s Continuous Status as an Employee, Consultant or Outside Director when any of the following are true: (i) the Participant is at least fifty-five (55) years old and he or she has completed at least seven (7) years of service as an Employee, Consultant, or, if applicable, Outside Director, (ii) the Participant is at least sixty-three (63) years old, or (iii) the Participant’s age when added to the number of years of service as an Employee, Consultant or, if applicable, Outside Director equals or exceeds seventy (70).

(mm) “ Rule 16b-3 ” shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Program.

(nn) “ Share ” shall mean a share of the Common Stock, as adjusted in accordance with Section 15 of the Program.

(oo) “ Stock Appreciation Right ” means an Award, granted alone or in connection with an Option, that pursuant to Section 11 is designated as a Stock Appreciation Right.

(pp) “ Subsidiary ” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Program.

(a) Stock Subject to the Program. Subject to the provisions of Section 15 of the Program, the maximum aggregate number of shares under the Program is 36,050,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Full Value Awards. Any Shares subject to Awards of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and Stock Appreciation Rights, will be counted against the numerical limits of this Section 3 as two (2) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Program pursuant to Section 3(c), two (2) times the number of Shares so forfeited or repurchased will return to the Program and will again become available for issuance.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Program (unless the Program has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Program; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Program (unless the Program has terminated). However, Shares that have actually been issued under the Program under any Award will not be returned to the Program and will not become available for future distribution under the Program; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Program. Shares used to pay the tax and exercise price of an Award will become available for future grant or sale under the Program. To the extent an Award under the Program is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Program. Notwithstanding the foregoing and, subject to adjustment provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Program under this Section 3(c).

4. Administration of the Program.

(a) Procedure.

(i) Multiple Administrative Bodies. The Program may be administered by different Committees with respect to different groups of Employees or Consultants.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Program shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Program shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Power of the Administrator. Subject to the provisions of the Program, the Administrator shall have the authority, in its discretion: (i) to determine the terms and conditions of any Award granted hereunder (which need not be identical) consistent with the terms of the Program; (ii) to approve forms of agreement for use under the Program; (iii) to determine, upon review of relevant information and in accordance with Section 7(b)(ii) of the Program, the fair market value of the Common Stock; (iv) to determine the exercise price per share of Options and Stock Appreciation Rights to be granted, which exercise price shall be determined in accordance with Sections 7 and 11 of the Program; (v) to select the Employees or Consultants to whom Awards may be granted hereunder (except with respect to automatic Option grants made to certain Outside Directors); (vi) to interpret the Program; (vii) to prescribe, amend and rescind rules and regulations relating to the Program; (viii) to modify or amend each Award with the consent of the holder thereof; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Administrator; (x) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld; (xi) to grant in addition to the incentives described in Sections 7, 9, 10, 11 and 12 below, other incentives payable in cash or Shares under the Program as determined by the Administrator to be in the best interests of the Company and subject to any terms and conditions the Administrator deems advisable; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Program. However, with respect to Options granted to certain Outside Directors pursuant to Section 8 hereof, the Administrator shall exercise no discretion and such awards shall be administered solely according to their terms.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards granted under the Program.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Employees and Consultants; Options may also be granted to Outside Directors who are neither employees nor representatives of stockholders owning more than one percent (1%) of the outstanding shares of the Company. However, (i) Incentive Stock Options may be granted only to Employees, and (ii) Options may only be granted to Outside Directors who are neither Employees nor representatives of stockholders owning more than one percent (1%) of the outstanding shares of the Company in accordance with the provisions of Section 8 hereof. An Employee, Consultant or Outside Director who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards.

6. Limitations.

(a) Exercise Price; Repricing. No Awards of Options or Stock Appreciation Rights may be granted with an exercise price or purchase price that is less than 100% of the Fair Market Value per share on the date of grant. The Administrator may not modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 15) nor may the Administrator cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price, unless, in either case, such action is approved by the Company’s stockholders.

(b) Outside Directors.

(i) No Awards may be granted to Outside Directors owning more than one percent (1%) of the outstanding shares of the Company.

(ii) No Options will be granted to Directors who are also Employees pursuant to the provisions of Section 8. The provisions set forth in Section 8 hereof shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 as amended, or the rules or regulations promulgated thereunder.

(c) Section 162(m).

(i) The President and/ or Chief Executive Officer of the Company shall not be granted, in any fiscal year of the Company, Options to purchase more than 1,500,000 Shares, and no other Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

(ii) During any fiscal year of the Company, no Participant will receive more than an aggregate of 250,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Shares of Restricted Stock.

(iii) During any fiscal year of the Company, no Participant will receive more than an aggregate of 250,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Restricted Stock Units.

(iv) The President and/ or Chief Executive Officer of the Company shall not be granted, in any fiscal year of the Company, Stock Appreciation Rights to purchase more than 750,000 Shares, and no other Employee shall be granted, in any fiscal year of the Company, Stock Appreciation Rights to purchase more than 250,000 Shares.

(v) During any fiscal year, (a) no Participant will receive Performance Units having an initial value greater than $250,000, and (b) no Participant will receive more than 250,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 250,000 Performance Shares.

(d) Incentive Stock Options.

(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of Shares subject to an Optionee’s incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans or programs of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(d)(i), incentive stock options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time of grant.

(ii) In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

(iii) The term of each Incentive Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided by the Administrator. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent

(10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided by the Administrator, or (b) if the Option is not an Incentive Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided by the Administrator.

(e) Term of Nonstatutory Stock Option. The term of each Nonstatutory Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided by the Administrator. In the case of a Nonstatutory Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary the Option is not an Incentive Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided by the Administrator.

(f) Reload Awards. The Administrator will not be permitted to grant an Option with a “reload” feature whereby a Participant who exercises an Option with Shares is immediately and automatically granted a new Option for the number of Shares used to exercise the original Option and with the same terms as the original Option, except with an exercise price equal to the then Fair Market Value.

7. Stock Options.

(a) Limitations.

(i) The following limitations shall apply to grants of Options under the Program (defined below):

(A) The President and/ or Chief Executive Officer of the Company shall not be granted, in any fiscal year of the Company, options to purchase more than 1,500,000 Shares, and no other Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

(B) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(C) The foregoing limitations set forth in this Section 7(a) are intended to satisfy the requirements applicable to Options intended to qualify as “performance-based compensation” (within the meaning of Section 162(m) of the Code). In the event the Administrator determines that such limitations are not required to qualify Options as performance-based compensation, the Administrator may modify or eliminate such limitations.

(b) Option Exercise Price and Consideration.

(i) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but in no event shall it be less than 100% of the fair market value per Share on the date of grant. In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

(ii) The fair market value shall be determined by the Administrator; provided, however, in the event that the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the trading day that is the time of determination (or if such time of determination does not occur on a trading day, the last trading day prior to the time of determination), as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or in the event that the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable.

(iii) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of:

(A) cash,

(B) check,

(C) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price, or

(D) any combination of such methods of payment.

In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

However, with respect to Options granted to certain Outside Directors pursuant to Section 8 hereof, the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist entirely of the types of consideration listed in Section 7(b)(iii)(A), (B), (C), (D) and (E) above.

(c) Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided by the Administrator. The term of each Option that is not an Incentive Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided by the Administrator. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided by the Administrator, or (b) if the Option is not an Incentive Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided by the Administrator. However, with respect to Options granted to certain Outside Directors pursuant to Section 8 hereof the term shall be as stated in such Section.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder, except for Options granted to certain Outside Directors in accordance with Section 8, shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and shall be permissible under the terms of the Program.

(A) An Option may not be exercised for a fraction of a Share.

(B) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company either by a signed writing or electronic transmission in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised, together with any applicable withholding taxes, has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 7(b)(iii) of the Program. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, which issuance shall be made as soon as is practicable, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15 of the Program.

(C) Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Program and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Status as an Employee, Consultant or Outside Director. Unless otherwise provided by the Administrator, in the event of termination of an Optionee’s Continuous Status as an Employee, Consultant or Outside Director, such Optionee may, but only within ninety (90) days (or, for Options not granted pursuant to Section 8 hereof, for such other period of time, not exceeding 90 days in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it as of the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

(iii) Disability of Optionee. Notwithstanding the provisions of Section 7(d)(ii) above, unless otherwise provided by the Administrator, in the event of termination of an Optionee’s Continuous Status as an Employee, Consultant or Outside Director as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may, until the date of expiration of the term of such Option as set forth in the Option Agreement (or such shorter period of time as provided by the Administrator), exercise his or her Option to the extent the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

(iv) Death of Optionee. In the event of the death of an Optionee:

(A) during the term of the Option, where the Optionee is at the time of his or her death an Employee, Consultant or Outside Director of the Company and where such Optionee shall have been in Continuous Status as an Employee, Consultant or Outside Director since the date of grant of the Option, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that he or she was entitled to exercise it at the date of death; or

(B) within ninety (90) days after the termination of Continuous Status as an Employee, Consultant or Outside Director by the Company without cause, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

(v) Retirement. Notwithstanding the provisions of Section 7(d)(ii) above, unless otherwise provided by the Administrator, in the event of termination of an Optionee’s Continuous Status as an Employee, Consultant or Outside Director as a result of his or her Retirement, the Optionee may, until the date of expiration of the term of such Option as set forth in the Option Agreement (or such shorter period of time as provided by the Administrator), exercise his or her Option to the extent the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified by the Administrator, the Option shall terminate.

8. Automatic Option Grants to Certain Outside Directors. The provisions set forth in this Section 8 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 as amended, or the rules or regulations promulgated thereunder. All grants of Options to Outside Directors under this Program shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

(a) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Program shall be construed to prevent an Outside Director from declining to receive an Option under this Program.

(b) Upon a person’s initial election or appointment as an Outside Director, he or she shall automatically receive an Option (the “ Initial Director Grant ”) to purchase 33,000 Shares; provided, however that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive such automatic grant.

(c) On the date of each annual meeting of the Company’s stockholders, each person who is then an Outside Director and who was an Outside Director from the date of the previous annual meeting through the date of the current annual meeting, and who is not a representative of stockholders owning more than one percent (1%) of the outstanding shares of the Company shall automatically receive an Option to purchase 17,500 Shares (the “ Complete Annual Director Grant ”).

(d) Each Outside Director who is not a representative of stockholders owning more than one percent (1%) of the outstanding shares of the Company and who first becomes an Outside Director as of a date other than the date of an annual meeting of the Company’s stockholders shall automatically receive upon the date of the annual stockholder’s meeting immediately following the date he or she first becomes an Outside Director, an Option (the “ Partial Director Annual Grant ” and collectively with the Complete Annual Grant, the “ Annual Director Grants ”) to purchase that number of Shares obtained by multiplying 17,500 by a fraction, the numerator of which is the difference obtained by subtracting from twelve (12) the number of whole calendar months that elapse from the date such person first becomes an Outside Director through the date of the annual meeting immediately following the date he or she first becomes an Outside Director and the denominator of which is 12.

(e) On the date of each annual meeting of the Company’s stockholders, each Outside Director who acts as the Chairman of the Board shall automatically receive an Option to purchase 17,500 Shares, if immediately after such meeting, he or she shall continue to serve as the Chairman of the Board (the “ Chairman Grant ”).

(f) The terms of an Option granted pursuant to this Section 8 shall be as follows:

(i) the term of the Annual Director Grants and the Chairman Grant shall be five (5) years and the term of the Initial Director Grants shall be 10 years;

(ii) except as provided in Sections 7(d)(ii), 7(d)(iii), 7(d)(iv), and 7(d)(v) of this Program, the Option shall be exercisable only while the Outside Director remains a Director;

(iii) the exercise price per share of Common Stock shall be 100% of the fair market value on the date of grant of the Option;

(iv) the Annual Director Grants and the Chairman Grant shall become exercisable in installments cumulatively with respect to twenty-five percent (25%) of the Optioned Stock six months after the date of grant and as to an additional twelve and one-half percent (12.5%) of the Optioned Stock each calendar quarter thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable two years after the date of grant, subject to the Outside Director remaining a Director through each applicable vesting date; provided, however, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Program.

(v) the Initial Director Grants shall become exercisable in installments cumulatively with respect to twenty-eight percent (28%) of the Optioned Stock one year after the date of grant and as to an additional two percent (2%) of the Optioned Stock each calendar month thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable four years after the date of grant, subject to the Outside Director remaining a Director through each applicable vesting date.

9. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Program, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees or Consultants in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing, during any fiscal year no Participant will receive more than an aggregate of 250,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 9, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Vesting Criteria and Other Terms. The Administrator will set the Period of Restriction, which, depending on the extent to which the vesting criteria are met, will determine the number of Shares of Restricted Stock that will be earned by the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

(e) Removal of Restrictions. Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Program will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Employees or Consultants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Employees or Consultants holding Shares of Restricted Stock will not be entitled to receive any dividends or other distributions paid with respect to such, unless the Administrator determines otherwise.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Program.

10. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 10(d), may be left to the discretion of the Administrator. Notwithstanding the anything to the contrary in this subsection (a), d uring any fiscal year of the Company, no Participant will receive more than an aggregate of 250,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again shall be available for grant under the Plan.

(e) Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

11. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Program, a Stock Appreciation Right may be granted to Employees or Consultants at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any fiscal year, the President and/ or Chief Executive Officer of the Company shall not be granted Stock Appreciation Rights to purchase more than 750,000 Shares, and no other Employee shall be granted Stock Appreciation Rights to purchase more than 250,000 Shares.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Program, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Program, provided, however, that the exercise price will be not less than one hundred percent (100%) of the fair market value of a Share, determined in accordance with Section 7(b)(ii), on the date of grant.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Program will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(d) also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in shares of equivalent value, or in some combination thereof.

12. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Employees or Consultants at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any fiscal year, (a) no Participant will receive Performance Units having an initial value greater than $250,000, and (b) no Participant will receive more than 250,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 250,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the fair market value of a Share , determined in accordance with Section 7(b)(ii), on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Program.

13. Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Program may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“ Performance Goals ”) including, but not limited to, cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; or total return to stockholders. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report.

14. Non-Transferability of Awards. During the lifetime of the Participant, an Award shall be exercisable only by the Participant or the Participant’s guardian, legal representative or permitted transferees. Except as specified below, no Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. At the sole discretion of the Administrator, and subject to such terms and conditions as the Administrator deems advisable, the Administrator may allow (a) the transfer of a Nonstatutory Stock Option to an Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) the transfer of a Nonstatutory Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s Immediate Family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s Immediate Family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s Immediate Family, or (iv) a foundation in which the Participant and/or member(s) of the Participant’s Immediate Family control the management of the foundation’s assets. “Immediate Family” as used herein means the spouse, lineal descendants, father, mother, brothers and sisters of the Participant. In such case, the transferee shall receive and hold the Option subject to the provisions of this Section 14, and there shall be no further assignation or transfer of the Option. The terms of Options granted hereunder shall be binding upon the transferees, purchasers, executors, administrators, heirs, successors and assigns of the Participant.

15. Adjustments Upon Changes In Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Program but as to which no Awards have yet been granted or which have been returned to the Program upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any change in or increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change in or increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the holder of an Award at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Award will terminate immediately prior to the consummation of such proposed action.

In the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the Company’s assets, the Award shall be assumed or an equivalent award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that (i) the Participant shall have the right to exercise the Award as to all of his or her Outstanding Options and Stock Appreciation Rights, including as to Shares as to which such Award would not otherwise be exercisable, (ii) all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or asset sale, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for thirty (30) days (or such other period of time as the Administrator may determine) from the date of such notice, and the Option or Stock Appreciation Right will terminate upon the expiration of such period; provided, however, that notwithstanding any other provision of this Program, Options granted pursuant to Section 8 hereof shall, in the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets, be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation; provided, further, however, that in the event the successor corporation or a parent or subsidiary of such successor corporation refuses to so assume or substitute such Options, such Options shall become fully vested and exercisable including as to Shares as to which such Options would not otherwise be exercisable. For the purposes of this paragraph, an Award shall be considered assumed if, following the merger or asset sale, the Award confers the right to purchase, for each Share subject to the Award immediately prior to the merger or asset sale, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, received in the merger or asset sale by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to the Award (or in the case of Restricted Stock Units and Performance Units, the number of implied Shares determined by dividing the value of the Restricted Stock Units and Performance Units by the per share consideration received by holders of Common Stock in the merger or sale of assets), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

Notwithstanding anything in this Section 15 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-merger or sale of assets corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16. Time of Granting Awards. The date of grant of an Award shall be the date on which the Administrator makes the determination granting such Award, except with respect to the date of grant of Options to certain Outside Directors, which is set by the terms of the Program. Notice of the determination shall be given to each Participant to whom an Award is granted within a reasonable time after the date of such grant.

17. No Effect on Employment or Service. Neither the Program nor any Award shall confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with the Participant’s right or the Company’s right to terminate such employment or consulting relationship at any time with or without cause.

18. Amendment and Termination of the Program.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Program.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Program amendment, including, without limitation, the addition of Shares for issuance under the Program, to the extent necessary and desirable to comply with Applicable Laws. Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Program shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

19. Term of Program. The Program shall become effective upon the earlier to occur of its adoption by the Board or its approval by vote of the stockholders of the Company as described in Section 23 of the Program. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 18 of the Program.

20. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “ Securities Act ”), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Award, the Company may require the person exercising such Award or making such purchase to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

21. Reservation of Shares. The Company, during the term of this Program, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Program.

22. Inability to Obtain Authority. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23. Stockholder Approval. Continuance of the Program shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Program is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.